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                                                                   Exhibit 23.2


                       Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 10, 1994 (except as to Note 3, which is as of September 22, 1994 and which report contains an explanatory paragraph relative to disputes between Curtice Burns Foods, Inc. and Pro-Fac Cooperative, Inc.), relating to consolidated financial statements of Curtice Burns Foods, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended June 25, 1994, June 26, 1993 and June 26, 1992 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/PRICE WATERHOUSE LLP

Rochester, New York
June 9, 1995